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                                                                   EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-45062, 333-110293, 333-106223, 333-45066 and
333-115932), Form S-3 (Registration Nos. 333-80063 and 333-97697) and Form S-4
(Registration No. 333-32805), of our reports dated February 16, 2005 with respect to the consolidated financial statements and schedule of Waste Management, Inc., Waste Management, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Waste Management, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


Houston, Texas
February 16, 2005